UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 7, 2007 (the “Agreement Date”), Celsion Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Boston Scientific Corporation (the “Seller”) pursuant to which, on December 12, 2007, the Company purchased 659,738 shares of the Company’s common stock at a purchase price of $4.00 per share for an aggregate purchase price of $2,638,592 (the “Repurchase”).

Copies of the Stock Purchase Agreement and the press release announcing the Repurchase are filed as Exhibits 10.1 and 99.1, respectively, to this Current Report on Form 8-K.

Item. 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated December 7, 2007, by and between Celsion Corporation and Boston Scientific Corporation
99.1	Press Release, dated December 12, 2007, announcing the Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: December 13, 2007	By:	/s/ Paul B. Susie
Paul B. Susie
Interim Chief Accounting Officer

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated December 7, 2007, by and between Celsion Corporation and Boston Scientific Corporation
99.1	Press Release, dated December 12, 2007, announcing the Stock Purchase Agreement